EXHIBIT 24.1
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                              FIRST HAWAIIAN, INC.

                               POWER OF ATTORNEY
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KNOW ALL PERSONS BY THESE PRESENTS

          WHEREAS, First Hawaiian, Inc., a Delaware corporation (the "Company"), intends to file with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), a Registration Statement on Form S-4 (the "Registration Statement"), with such amendments thereto as may be necessary or appropriate, together with any and all exhibits and other documents having relation to the Registration
Statement, in connection with the proposed exchange offer of the Company's outstanding 8.343% Capital Securities, Series A, for its new 8.343% Capital Securities, Series B;

          NOW, THEREFORE, the undersigned, in their capacity as directors or officers or both, as the case may be, of the Company do hereby appoint and constitute Walter A. Dods, Jr., John K. Tsui and Howard H. Karr, and each of them severally, his/her true and lawful attorneys-in-fact and agents, with power to act without the others and with full power of substitution and resubstitution, to execute for him/her and in his/her name, place and stead, in his/her capacity as a director or officer or both, as the case may be, of the Company, the Registration Statement and any and all amendments thereto, as said attorneys or any of them shall deem necessary or appropriate, together with all instruments necessary or incidental in connection therewith, and to file the same or cause the same to be filed with the Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of the undersigned, in any and all capacities, every act whatsoever necessary or desirable to be done in the premises, as fully and to all intents and purposes as the undersigned might or could do in person, the undersigned hereby ratifying and approving the act of said attorneys and each of them.

          IN WITNESS WHEREOF, the undersigned have executed this instrument this 17th day of October, 1997.

 /s/ John W.A. Buyers                     /s/ Richard T. Mamiya
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John W.A. Buyers                         Richard T. Mamiya

 /s/ John C. Couch                        /s/ Fujio Matsuda
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John C. Couch                            Fujio Matsuda

 /s/ Walter A. Dods, Jr.                  /s/ Roderick F. McPhee
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Walter A. Dods, Jr.                      Roderick F. McPhee

 /s/ Julia Ann Frohlich                   /s/ George P. Shea, Jr.
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Julia Ann Frohlich                       George P. Shea, Jr.
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 /s/ Paul Mullin Ganley                   /s/ John K. Tsui
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Paul Mullin Ganley                       John K. Tsui

 /s/ David M. Haig                        /s/ Fred C. Weyand
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David M. Haig                            Fred C. Weyand

 /s/ John A. Hoag                         /s/ Robert C. Wo
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John A. Hoag                             Robert C. Wo

 /s/ Bert T. Kobayashi, Jr.
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Bert T. Kobayashi, Jr.